Bobbitt, Pittenger & Company, P.A.
Certified Public Accountants

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3/A (No. 333-120982) and Form S-8 (No. 333-12365) of Seneca Foods Corporation of our report dated June 16, 2008 appearing in this Annual Report on form 11-K of Seneca Foods Corporation Employees’ Savings Plan for the year ended December 31, 2007 and 2006.

/s/sBobbitt, Pittenger & Company, P.A.

Sarasota, Florida
June 26, 2008